AMENDMENT TO TERM NOTE

This Amendment to Term Note (this “Amendment”) is effective as of May 10, 2013, by and between (i) LY Holdings, LLC, with its main office located at 704 West Bay Street, FL 33606 (the “Maker”), and (ii) Lightyear Network Solutions, Inc., with its main office located at 1901 Eastpoint Parkway, Louisville, KY 40223 (the “Payee”). Maker and Payee are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Maker executed a Term Note in favor of Payee dated as of November 4, 2011 (the “Note”) in the principal sum of One Million Two Hundred Twenty Three Thousand Two Hundred Three and 02/100 Dollars ($1,223,203.02);

WHEREAS, the unpaid principal balance of, and all accrued interest on, the Note, unless sooner paid, shall be due and payable in full on November 4, 2016 (the “Original Maturity Date”);

WHEREAS, Maker is the owner of approximately 10,000,000 shares of common stock of Payee (the “Common Stock”);

WHEREAS, Payee is currently negotiating an Asset Purchase Agreement (the “APA”) with Birch Communications, Inc. (“Birch”) pursuant to which Payee shall sell substantially all of its assets to Birch (the “Sale”) and subsequently liquidate and wind-up its affairs. The APA also requires Maker to enter into a voting agreement with Birch pursuant to which Maker shall agree to vote all of its voting rights associated with the Common Stock in favor of the Sale pursuant to the APA and transactions contemplated therein;

WHEREAS, it is anticipated by the Parties, but not certain, that Maker will be due a monetary distribution from Payee as a result of the Birch Transaction (the “LYH Distribution”) upon Payee’s liquidation;

WHEREAS, to enable Payee to complete its liquidation and wind-up, the Parties desire that rather than distribute the LYH Distribution, if any, to Maker following the Sale and await payment of the Note by Maker on the Original Maturity Date, the Note shall be amended to (a) change the Maturity Date for that portion of the indebtedness under the Note to be set off against the LYH Distribution to the sooner of (i) the date the LYH Distribution is to be made, if at all, and (ii) November 4, 2016; and (b) provide that the LYH Distribution when made, if such a distribution is available to be made, shall be set-off dollar for dollar to the extent of all principal and interest due Payee under the Note by Maker (the “Set-off”), with the remainder of the LYH Distribution, if any, to be immediately paid to Maker. Such Set-off shall be deemed a distribution of the LYH Distribution to the Maker by Payee and a partial or full repayment of the Note, as applicable, depending on the amount of such Set-off; and

WHEREAS, the Parties now desire to amend the Note, as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

Definitions. All capitalized terms not defined herein shall have the same meaning given them in the Note.

Recitals. The foregoing Recitals are hereby incorporated by reference herein and made a substantive part hereof.

No Default. The Parties agree that no Event of Default exists under the Note as of the Effective Date of this Agreement.

Amendments.

(a)          The last sentence of the first paragraph of the Note is hereby deleted in its entirety and replaced with the following:

The lesser amount of (i) the unpaid principal balance of, and all accrued interest on, this Note, or (ii) that portion of the unpaid principal balance of, and all accrued interest on, this Note equal to the amount of the LYH Distribution, unless sooner paid, shall be due and payable in full on the sooner of (i) the date the LYH Distribution is to be made, if at all, and (ii) November 4, 2016 (the “Set-off Maturity Date”). In the event the LYH Distribution is not sufficient to pay the unpaid principal balance of, and all accrued interest on, this Note in full, the remaining unpaid principal and accrued interest, unless sooner paid, shall be due and payable in full on November 4, 2016 (the “Remainder Maturity Date”).

(b)          The following sentence is added to the end of the fifth paragraph of the Note:

Any LYH Distribution shall (i) be set-off dollar for dollar to the extent of all principal and interest due Payee under the Note, (ii) be deemed a distribution of the LYH Distribution to the Maker by Payee, (iii) constitute partial or full repayment of this Note, as applicable, depending on the amount of such LYH Distribution, and (iv) the remainder of the LYH Distribution after Set-off, if any, shall be immediately paid to Maker.

(b)          The fourth paragraph of the Note is hereby deleted in its entirety and replaced with the following:

Subject to the terms of this Note, on the Remainder Maturity Date, the Maker shall pay to Payee (i) the entire outstanding principal balance of this Note plus (ii) all accrued but unpaid interest on this Note.

Miscellaneous.

Except as expressly amended herein, all of the terms and conditions of the Note shall remain in full force and effect. In the event there is any ambiguity between the terms of the Note and this Amendment, the terms and conditions contained in this Amendment shall control.

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From and after the date of this Amendment, all references to the Note in any other document executed in conjunction with this transaction shall include the terms of this Amendment.

This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without regard to its rules of conflict of laws.

The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

This Amendment may be executed in one or more counterparts (including by means of facsimile or e-mail signature pages), each of which when executed shall be deemed to be an original, but all of which shall constitute but one and the same agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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In Witness Whereof, the Parties have caused this Amendment to be duly executed by their respective authorized signatories as of the date first above written.

MAKER:	LY Holdings, LLC

	By:	/s/ Chris T. Sullivan
	Name:	Chris T. Sullivan
Title:

PAYEE:	Lightyear Network Solutions, Inc.

	By:	/s/ Stephen M. Lochmueller
	Name:	Stephen M. Lochmueller
	Title:	CEO

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